Exhibit 99.1

BED BATH & BEYOND INC. REPORTS RESULTS

FOR FISCAL SECOND QUARTER

•                  Net Earnings per Diluted Share Increase 13.0% to $.52

•                  Net Sales Increase by 3.3%

•                  Comparable Store Sales Decrease by 0.6%

UNION, New Jersey, September 23, 2009 — Bed Bath & Beyond Inc. today reported net earnings of $.52 per diluted share ($135.5 million) in the fiscal second quarter ended August 29, 2009, an increase of approximately 13.0% over net earnings of $.46 per diluted share ($119.3 million) in the same quarter a year ago.  Net sales for the fiscal second quarter of 2009 were approximately $1.915 billion, an increase of approximately 3.3% from net sales of approximately $1.854 billion reported in the fiscal second quarter of 2008.  Comparable store sales in the fiscal second quarter of 2009 decreased by approximately 0.6%.

For the fiscal first half ended August 29, 2009, the Company reported net earnings of $.86 per diluted share ($222.7 million), an increase of approximately 13.2% over net earnings of $.76 per diluted share ($196.0 million) in the corresponding period a year ago.  Net sales for the fiscal first half of 2009 were approximately $3.609 billion, an increase of approximately 3.1% from net sales of approximately $3.502 billion in the corresponding period a year ago.  Comparable store sales for the fiscal first half of 2009 decreased by approximately 1.1%.

As of August 29, 2009, the Company had a total of 1,056 stores, including 943 Bed Bath & Beyond stores in 49 states, the District of Columbia, Puerto Rico and Canada, 53 Christmas Tree Shops stores, 19 buybuy BABY stores, and 41 stores under the names of Harmon or Harmon Face Values. During the fiscal second quarter, the Company opened nine Bed Bath & Beyond stores, three buybuy BABY stores and one Harmon Face Values store and closed one Bed Bath & Beyond store.  Consolidated store space as of August 29, 2009 was approximately 32.5 million square feet. Since the beginning of the fiscal third quarter on August 30, 2009, three additional Bed Bath & Beyond stores and three additional buybuy BABY stores have been opened.   In addition, through a joint venture, the Company operates two stores in the Mexico City market under the name “Home & More.”

*   *   *    *    *    *    *    *

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is a chain of retail stores, operating under the names of Bed Bath & Beyond, Christmas Tree Shops, Harmon, Harmon Face Values and buybuy BABY.  Through a joint venture, the Company also operates retail stores in Mexico under the name “Home & More.” The Company sells a wide assortment of merchandise principally including domestics merchandise and home furnishings as well as food, giftware, health and beauty care items and infant and toddler merchandise.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard and Poor’s 500 and Global 1200 Indices and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, assume, continue, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: general economic conditions including the housing market, fuel costs and a declining overall macroeconomic environment; changes in the retailing environment and consumer preferences and spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the cost of labor, merchandise and other costs and expenses; the ability to find suitable locations at acceptable occupancy costs to support the Company’s expansion program; the impact of failed auctions for auction rate securities held by the Company; and matters arising out of or related to the Company’s stock option grants and procedures and related matters, including any tax implications relating to the Company’s stock option grants. The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACTS:

Kenneth C. Frankel                                                                                    (908) 855-4554

Lisa S. Kaplowitz                                                                                                  (908) 855-4083

(Tables Follow)

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	August 29,	August 30,	August 29,	August 30,
	2009	2008	2009	2008

Net sales	$1,914,909	$1,853,892	$3,609,249	$3,502,383

Cost of sales	1,141,516	1,114,571	2,169,038	2,107,062

Gross profit	773,393	739,321	1,440,211	1,395,321

Selling, general and administrative expenses	551,362	551,900	1,075,876	1,089,081

Operating profit	222,031	187,421	364,335	306,240

Interest income	1,476	2,946	3,243	7,476

Earnings before provision for income taxes	223,507	190,367	367,578	313,716

Provision for income taxes	87,976	71,099	144,875	117,671

Net earnings	$135,531	$119,268	$222,703	$196,045

Net earnings per share - Basic	$0.53	$0.46	$0.87	$0.76
Net earnings per share - Diluted	$0.52	$0.46	$0.86	$0.76

Weighted average shares outstanding - Basic	257,814	256,726	257,378	256,680
Weighted average shares outstanding - Diluted	259,940	258,979	259,352	259,121

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, unaudited)

	August 29,	August 30,
	2009	2008

Assets

Current assets:
Cash and cash equivalents	$1,035,601	$288,556
Short term investment securities	43,125	10,000
Merchandise inventories	1,755,377	1,810,313
Other current assets	289,101	282,771

Total current assets	3,123,204	2,391,640

Long term investment securities	157,193	286,946
Property and equipment, net	1,111,971	1,123,651
Other assets	343,070	330,104

	$4,735,438	$4,132,341

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$682,936	$654,626
Accrued expenses and other current liabilities	264,066	255,422
Merchandise credit and gift card liabilities	163,338	170,331
Current income taxes payable	29,159	11,131

Total current liabilities	1,139,499	1,091,510

Deferred rent and other liabilities	236,107	205,644
Income taxes payable	98,928	77,449

Total liabilities	1,474,534	1,374,603

Total shareholders’ equity	3,260,904	2,757,738

	$4,735,438	$4,132,341

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Six Months Ended
	August 29,	August 30,
	2009	2008

Cash Flows from Operating Activities:

Net earnings	$222,703	$196,045
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	89,746	87,138
Stock-based compensation	22,137	21,604
Tax benefit from stock-based compensation	(964)	266
Deferred income taxes	(13,943)	(17,565)
Other	(12)	155
(Increase) decrease in assets:
Merchandise inventories	(113,038)	(193,332)
Trading investment securities	(4,071)	(1,740)
Other current assets	(32,756)	(34,906)
Other assets	302	(928)
Increase (decrease) in liabilities:
Accounts payable	183,176	102,476
Accrued expenses and other current liabilities	19,123	(2,907)
Merchandise credit and gift card liabilities	(2,283)	(921)
Income taxes payable	11,318	(61)
Deferred rent and other liabilities	10,968	12,725

Net cash provided by operating activities	392,406	168,049

Cash Flows from Investing Activities:

Redemption of available-for-sale investment securities	27,245	31,350
Capital expenditures	(67,631)	(106,711)
Investment in unconsolidated joint venture, including fees	—	(4,764)

Net cash used in investing activities	(40,386)	(80,125)

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	45,663	12,779
Excess tax benefit from stock-based compensation	2,778	4,394
Repurchase of common stock, including fees	(33,069)	(40,625)

Net cash provided by (used in) financing activities	15,372	(23,452)

Net increase in cash and cash equivalents	367,392	64,472

Cash and cash equivalents:
Beginning of period	668,209	224,084
End of period	$1,035,601	$288,556